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                                                                    EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

                                                                                   Year Ended December 31,
                                                                                1999        1998       1997
                                                                                ----        ----       ----

                      Net earnings available to common before gains or
                        losses on asset dispositions ........................ $  40,047   $ 41,777    $ 41,305
                                                                              =========   ========    ========
                      Net earnings .......................................... $  10,040   $ 68,015    $ 41,305
                                                                              =========   ========    ========
                      Average shares outstanding ............................    19,877     20,034      19,085
                     Basic per-share amounts:
                      Net earnings .......................................... $    0.51   $   3.39    $   2.16
                                                                              =========   ========    ========
                      Net earnings before gains or losses on asset
                        dispositions ........................................ $    2.01   $   2.09    $   2.16
                                                                              ==========  ========    ========
                      Average shares outstanding ............................    19,877     20,034      19,085
                      Stock option incremental shares .......................         0          7          52
                                                                                -------   --------    --------
                         Average shares outstanding, diluted ................    19,877     20,041      19,137
                                                                                =======   ========    ========
                    Diluted per-share amounts:
                      Net earnings .......................................... $    0.51   $   3.39    $   2.16
                                                                              =========   ========    ========
                      Net earnings before asset dispositions ................ $    2.01   $   2.08    $   2.16
                                                                              =========   ========    ========
                    Diluted assuming conversion of debt:
                      Net earnings before gains or losses on asset
                        dispositions ........................................ $  40,047   $ 41,777    $ 41,305
                      Add interest expense associated with Convertible
                         debentures .........................................     4,381      4,714       6,279
                                                                              ---------   --------    --------
                              Total ......................................... $  44,428   $ 46,491    $ 47,584
                                                                              =========   ========    ========
                      Average shares outstanding ............................    19,877     20,034      19,085
                      Assumed conversion of debentures ......................     1,794      1,899       2,583
                      Stock option incremental shares .......................         0          7          52
                                                                               --------   --------    --------
                              Total .........................................    21,671     21,940      21,720
                                                                               ========   ========    ========
                      Per-share amount (antidilutive) ....................... $    2.05   $   2.12    $   2.19
                                                                               ========   ========    ========

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